UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2025
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On March 20, 2025, Construction Partners, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Holders of shares of Class A and Class B common stock representing a total of 124,095,970 votes were present or represented by proxy at the Annual Meeting, representing 92.0% of the Company’s total voting power as of the January 20, 2025 record date for the Annual Meeting. The final results of voting on each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:
Proposal 1: Election of Class I Directors

Name	Votes For	Withhold Authority	Broker Non-Votes
Ned N. Fleming, III	100,529,168	21,331,155	2,235,647
Charles E. Owens	101,319,385	20,540,938	2,235,647
Fred J. (Jule) Smith, III	108,979,879	12,880,444	2,235,647
Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

Votes For	Votes Against	Abstentions
123,894,304	185,600	16,066
Proposal 3: Approval, on an Advisory, Non-Binding Basis, of the Company’s Executive Compensation

Votes For	Votes Against	Broker Non-Votes	Abstentions
110,739,431	11,097,487	2,235,647	23,405
As a result of the foregoing votes, the Company’s stockholders (i) reelected Messrs. Fleming, Owens and Smith as Class I directors of the Company each for a term set to expire at the 2028 annual meeting of the Company’s stockholders, (ii) ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 and (iii) approved, on an advisory, non-binding basis, the Company’s executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: March 21, 2025	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman
Senior Vice President and Chief Financial Officer